Exhibit 4.4

APPLIED FILMS CORPORATION NON-EMPLOYEE, NON-DIRECTOR OFFICER & CONSULTANT

NON-QUALIFIED STOCK OPTION PLAN

1. Name and Purpose. This plan shall be called the Applied Films Corporation Non-employee, Non-director Officer & Consultant Stock Option Plan (the “Plan”). The Plan is intended to encourage stock ownership by non-employee, non-director officers and consultants (“Consultants”) of Applied Films Corporation (the “Company), to provide such Consultants with an additional incentive to better service the Company effectively, to contribute to its success, and to provide a form of compensation which shall attract and retain highly qualified individuals as Consultants to the Company.

2. Effective Date and Term of the Plan. The Plan shall become effective upon its approval by the Board of Directors of the Company (the “Effective Date”). Options may not be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the “Term”); provided, however, that all options outstanding as of that date shall remain or become exercisable pursuant to their terms and the terms of the Plan.

3. Administration. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”) consisting of not less than three (3) directors who shall be appointed from time to time by the Board.

The Committee may, from time to time, establish such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum, any meeting or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

The interpretation and construction by the Committee of any provisions of the Plan or of any option granted pursuant to the Plan shall be final and binding upon the Company, the Board of Directors of the Company and any optionee. No member of the Board of Directors of the Company or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant thereto.

4. Participation. Subject to the limitations contained in this Section 4, those Consultants to the Company, who are neither contractual nor common law employees or directors of the Company or any of its subsidiaries, whom the Committee shall select from time to time, shall be granted options to purchase shares of the Company’s common stock in accordance with the provisions of Section 6 of the Plan and consistent with the terms and conditions of the Plan. In making such selections, the Committee shall consider the nature of the services rendered by the respective Consultant, the Consultant’s present and prospective potential contributions for the Company’s success and such other factors as the Committee, in its discretion, shall deem relevant. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth.

5. Stock Available for Options. Subject to the adjustments as provided in Subsection 6(h), the aggregate number of shares reserved for purposes of the Plan shall be twenty-four thousand (24,000) authorized and unissued shares or issued shares reacquired by the Company (the “Shares”). Determinations as to the number of Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time. If any outstanding option under the Plan expires or is terminated for any reason before the end of the Term of the Plan, the shares allocable to the unexercised portion of such option shall become available for the grant of other options under the Plan. No shares delivered to the Company in full or partial payment upon exercise of an option pursuant to Subsection 6(d) or in full or partial payment of any withholding tax liability permitted under Section 9 shall become available for the grant of other options under the Plan.

6. Terms and Conditions of Option Agreement. Options granted under this Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following conditions:

(a) Optionee’s Agreement. Each optionee shall agree to continue to serve as a Consultant to the Company for at least twelve (12) months from the date of the grant of the option. Such agreement shall not impose upon the Company, its Board of Directors, or its shareholders any obligation to retain the optionee as a Consultant for any period.

(b) Number of Shares and Term of Options. Each option shall state the number of shares of the Common Stock of the Company to which it pertains. The term of each option shall be for a period of not greater than ten (10) years from the date of grant of the option.

(c) Option Price. The exercise price of each option shall be equal to one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of the grant of the option. If the shares are traded in the over-the-counter market, the Fair Market Value per share shall be the closing price on the national market list as quoted in the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on the day the option is granted or if no sale of shares is reflected in NASDAQ on that day, on the next preceding day on which there was a sale of shares reflected in NASDAQ. If the shares are not traded in the over-the-counter market but are listed upon an established stock exchange or exchanges, such Fair Market Value shall be deemed to be the closing price of the shares on such stock exchange or exchanges on the day the option is granted or if no sale of the shares shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of the shares.

(d) Medium of Payment. The option price shall be payable to the Company either (i) in United States dollars in cash or by check, bank draft, or money order payable to the order of the Company, (ii) through the delivery of shares of the Company’s Common Stock with a Fair Market Value on the date of the exercise equal to the option price, provided such shares are utilized as payment to acquire at least one hundred (100) shares of Common Stock, or (iii) by a combination of (i) and (ii) above. Fair Market Value shall be determined in the manner specified in Subsection 6(c) except as to the date of determination.

(e) Exercise of Options. Except as provided in Subsection 6(h) no option shall be exercisable, either in whole or in part, prior to the first (1st) anniversary of the date of grant of the option. Subject to the foregoing, the Committee shall have the authority to determine, at the time of the grant of each Option, the times at which an Option may be exercised and any conditions precedent to the exercise of an Option. An option shall be exercisable upon written notice to the Chief Financial Officer of the Company, as to any or all shares covered by the option, until its termination or expiration in accordance with its terms or the provisions of the Plan. Notwithstanding the foregoing, an option shall not at any time be exercisable with respect to less than one hundred (100) shares unless the remaining shares covered by an option are less than one hundred (100) shares. The purchase price of the shares purchased pursuant to an option shall be paid in full upon delivery to the optionee of certificates for such shares. Exercise by an optionee’s heir or personal representative shall be accompanied by evidence of his or her authority to act, in a form reasonably satisfactory to the Company.

(f) Options not Transferable. Options may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution to the extent provided in Subsection 6(g). During the lifetime of an optionee, the options shall be exercisable only by the optionee. Following the death of an optionee, the options shall be exercisable only to the extent provided in Subsection 6(g).

(g) Termination of Service as Consultant.

(i) Termination of Service for any Reason Other than Death. In the event an optionee shall cease to serve the Company as a Consultant for any reason other than such optionee’s death, each option held by such optionee shall remain exercisable, subject to prior expiration according to its terms and other limitations imposed by the Plan, for a period of one (1) year following the optionee’s cessation of service as a Consultant of the Company. If the optionee dies after such cessation of service, the optionee’s options shall be exercisable in accordance with Subsection 6(g)(ii) hereof.

(ii) Termination of Service for Death. If an optionee ceases to be a Consultant by reason of death, each option held by such optionee shall to the extent rights to purchase shares under the option have been accrued at the time of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the optionee’s estate or by any person or persons who have acquired the option directly from the optionee by bequest or inheritance during the shorter of the following periods: (i) the term of the option, or (ii) a period of one (1) year from the death of such optionee. If an optionee dies during the extended exercise period following cessation of service specified in Subsection 6(g)(i) above, such option may be exercised any time within the longer of such extended period or one (1) year after death, subject to the prior expiration of the term of the Option.

(h) Adjustment in Shares Covered by Option. The number of shares covered by each outstanding option, and the purchase price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares resulting from a split in or combination of shares or the payment of a stock dividend on the shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

If the Company shall be the surviving corporation in any merger or consolidation or if the Company is merged into a wholly owned subsidiary solely for purposes of changing the Company’s state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, except as above provided, shall cause each outstanding option to terminate, provided, that each optionee shall, in that event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her option in whole or in part.

In the event of a change in the shares as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

Except as hereinbefore expressly provided in this Subsection 6(h), the optionee shall have no rights by reason of any split or combination of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to the option.

The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(i) Rights of a Shareholder. An optionee shall have no rights as a shareholder with respect to any shares covered by his or her option until the date on which the optionee becomes the holder of record of such shares. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in Subsection 6(h).

(j) Postponement of Delivery of Shares and Representations. The Company, in its discretion, may postpone the issuance and/or delivery of shares upon any exercise of an option until completion of the registration or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any person exercising an option to make such representations, including a representation that it is the optionee’s intention to acquire shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules, and regulations. In such event no shares shall be issued to such holder unless and until the Company is satisfied with the accuracy of any such representations.

(k) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable.

7. Adjustments in Shares Available for Options. The adjustments in number and kind of shares and the substitution of shares, affecting outstanding options in accordance with Subsection 6(h) hereof, shall also apply to the number and kind of shares reserved for issuance pursuant to the Plan, but not yet covered by options.

8. Amendment of the Plan. The Committee, insofar as permitted by law, shall have the right from time to time, with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, and except that, without approval of the Board of Directors of the Company, no such revision or amendment shall:

(a) increase the maximum number of shares which may be subject to the Plan;

(b) materially increase the benefits accruing to option holders under the Plan;

(c) decrease the exercise price of options granted under the Plan;

(d) remove the administration of the Plan from the Committee; or

(e) permit the granting of option under the Plan after the Term of the Plan.

9. Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any federal, state, or local taxes required by law to be withheld, if any. Unless otherwise prohibited by the Committee, an optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means:

(a) tendering a cash payment;

(b) authorizing the Company to withhold from the shares otherwise issuable to the optionee a number of shares having a Fair Market Value as of the “Tax Date,” less than or equal to the amount of withholding tax obligation; or

(c) delivering to the Company unencumbered shares owned by the optionee having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation.

The “Tax Date” shall be the date that the amount of tax to be withheld is determined. Fair Market Value shall be determined in the manner specified in Subsection 6(c), except as to the date of determination. An optionee’s election to pay the withholding tax obligation by either of (b) or (c) above shall be irrevocable, may be disapproved by the Committee, and must be made either six months prior to the Tax Date or during the period beginning on the third business day following the date of release of the Company’s quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date.

10. Right of Board of Directors to Terminate Consultant’s Service. Nothing in this Plan or in the grant of any option hereunder shall in any way limit or effect the right of the Board of Directors of the Company to terminate a Consultant’s service as a Consultant, pursuant to law, the Articles of Incorporation, or Bylaws of the Company.

11. Application of Funds. The proceeds received by the Company from the sale of stock pursuant to options shall be used for general corporate purposes.

12. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise such option.

13. Construction. This Plan shall be construed under the laws of the State of Colorado, United States of America.

APPROVED:

/s/ Thomas T. Edman
Thomas T. Edman, President

CERTIFICATION

This Plan was duly adopted by the Board of Directors of the Company the 24th day of October, 2001.

/s/ Lawrence D. Firestone
Lawrence D. Firestone, Secretary

FIRST AMENDMENT TO THE APPLIED FILMS CORPORATION NON-EMPLOYEE, NON-DIRECTOR OFFICER &

CONSULTANT NON-QUALIFIED STOCK OPTION PLAN

BACKGROUND

1. Effective October 24, 2001, Applied Films Corporation (the “Company”) adopted and approved the Applied Films Corporation Non-Employee, Non-Director Officer & Consultant Non-Qualified Stock Option Plan (the “Plan”).

2. The Company desires to amend the Plan to provide for the cashless exercise of options granted under the Plan.

AGREEMENT

1. The provisions of Section 6(d) are deleted in their entirety and replaced as follows:

(d) Medium of Payment. The option price shall be payable to the Company either (i) in United States dollars in cash or by check, bank draft, or money order payable to the order of the Company or (ii) through the delivery of shares of the Company’s Common Stock with a Fair Market Value on the date of the exercise equal to the option price, provided such shares are utilized as payment to acquire at least 100 shares of Common Stock or (iii) by a combination of (i) and (ii) above, or (iv) by reduction in the number of shares issuable upon such exercise based on the Fair Market Value of the Company’s Common Stock on the last trading day prior to the date of exercise. Fair Market Value will be determined in the manner specified in Subsection 6(c) except as to the date of determination.

2. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

Approved by the Board of Directors of the Company on July 5, 2006.

APPLIED FILMS CORPORATION

/s/ Lawrence D. Firestone
Lawrence D. Firestone, Secretary